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                                                EXHIBIT 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports, dated January 25, 1994 (included or incorporated by reference) in the ServiceMaster Limited Partnership Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Chicago, Illinois
September 28, 1994